Exhibit 99.1

Press contact: Trinseo Donna St. Germain Tel: +1 610-240-3307 Email: stgermain@styron.com	Investor Contact: Trinseo David Stasse Tel: +1 610-240-3207 Email: dstasse@styron.com

Trinseo to Participate in the Citi Basic Materials

Investor Conference

BERWYN, Pa –November 26, 2014 – Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex and rubber, announced President and CEO Chris Pappas will speak at the 2014 Citi Basic Materials Conference on December 2, 2014 at 1:15 pm in New York.

A listen only live webcast of the presentation and the presentation slides will be posted to the Company’s Investor Relations website. The webcast replay wil be available one hour after the conclusion of the live event until March 2, 2015.

Formerly known as Styron, Trinseo previously announced plans to change the name of all Styron affiliated companies to Trinseo. Some, but not all, of the Styron companies have completed the name change process and are currently known as Trinseo; Styron companies that have not completed this process will continue to do business as Styron until their respective name changes are complete. Styron’s operating companies also continue to do business as Styron at this time.

About Trinseo

Trinseo (NYSE:TSE) is a global materials company and manufacturer of plastics, latex and rubber. Trinseo’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires.

Legal Disclaimer

Any technical descriptions and product information provided in the above announcement are not legally binding. The quality, price and performance of our products will be specified in individual contracts with our customers. Unless otherwise explicitly agreed, the official product specification shall prevail in the form published from time to time.

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